UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2019

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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2019, Valvoline Inc., a Kentucky corporation (“Valvoline”), entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) among Valvoline, certain subsidiaries of Valvoline, The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto, which amends and restates that certain Credit Agreement, dated as of July 11, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of September 21, 2016, and as supplemented by the Valvoline Joinder Agreement, dated as of September 26, 2016), among Valvoline (as successor in interest to Valvoline Finco One LLC), the Administrative Agent, and the other Lenders party thereto (the “Original Credit Agreement” and as amended and restated by the Amendment and Restatement Agreement, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement provides for an aggregate principal amount of $1,050 million in senior secured credit facilities (the “Valvoline Credit Facilities”), comprised of (i) a five-year $575 million term loan A facility (the “Term Loan Facility”) and (ii) a five-year $475 million revolving credit facility (including a $100 million letter of credit sublimit) (the “Revolving Facility”). As of the signing date (such date, the “Effective Date”), the Term Loan Facility will be fully drawn and the Revolving Facility will be undrawn. Proceeds of borrowings under the Valvoline Credit Facilities will be used on the Effective Date, among other things, (i) to prepay in full the principal amount of the term A loans under the Original Credit Agreement, together with all accrued but unpaid interest thereon, outstanding as of immediately prior to the Effective Date, (ii) to pay in full the principal amount of the revolving credit loans under the Original Credit Agreement, together with all accrued but unpaid interest thereon, outstanding as of immediately prior to the Effective Date, (iii) to pay in full all accrued and unpaid letter of credit fees and commitment fees under the Original Credit Agreement as of immediately prior to the Effective Date, (iv) to pay amounts outstanding under one of Valvoline’s receivables facilities as of immediately prior to the Effective Date, (v) to pay fees, costs and expenses in connection with the foregoing and the other transactions contemplated by the Amendment and Restatement Agreement, and (vi) to the extent any proceeds remain available, to fund general corporate purposes. Proceeds of borrowings under the Revolving Facility will be used after the Effective Date for working capital and general corporate purposes.

The initial funding under the Valvoline Credit Facilities on the Effective Date is subject to certain conditions precedent, including (i) the delivery of certain certificates, organizational documents and opinions, (ii) payment of fees and expenses to the Administrative Agent, the arrangers and lenders, and (iii) certain other conditions set forth in the Amendment and Restatement Agreement. Any subsequent funding under the Revolving Facility is subject to a bring down of the representations and warranties set forth in the Amended and Restated Credit Agreement and the other loan documents, the absence of any default and the delivery of a request for credit extension.

The Valvoline Credit Facilities will continue to be guaranteed by Valvoline’s existing and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, special purpose financing subsidiaries, regulated subsidiaries, foreign subsidiaries and certain other subsidiaries), and will continue to be secured by a first-priority security interest in substantially all the personal property assets, and certain real property assets, of Valvoline and the guarantors, including all or a portion of the equity interests of certain of Valvoline’s domestic subsidiaries and first-tier foreign subsidiaries and, in certain cases, a portion of the equity interests of other foreign subsidiaries.

At the Borrower’s option, loans issued under the Amended and Restated Credit Agreement will bear interest at either LIBOR or an alternate base rate, in each case plus the applicable interest rate margin. Loans will initially bear interest at LIBOR plus 1.500% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.500%, in the alternative, through and including the date of delivery of a quarterly compliance certificate and thereafter the interest rate will fluctuate between LIBOR plus 1.375% per annum and LIBOR plus 2.000% per annum (or between the alternate base rate plus 0.375% per annum and the alternate base rate plus 1.000% annum), based upon the Borrower’s corporate credit ratings or the Consolidated First Lien Net Leverage Ratio (as defined in the Amended and Restated Credit Agreement) (whichever yields a higher applicable interest rate margin) at such time. In addition, after the Effective Date, the Borrower will initially be required to pay fees of 0.200% per annum on the daily unused amount of the Revolving Facility through and including the date of delivery of a compliance certificate, and thereafter the fee rate will fluctuate between 0.175% and 0.300% per annum, based upon the Borrower’s corporate credit ratings or the Consolidated First Lien Net Leverage Ratio (whichever yields a higher applicable rate).

The Valvoline Credit Facilities may be prepaid at any time and from time to time in whole or in part without premium or penalty (but subject to reimbursement for any break funding losses). Valvoline must prepay the Term Loan Facility with 100% of the net cash proceeds (i) obtained by Valvoline or any of its subsidiaries from a disposition, (ii) as a result of the occurrence of a casualty event or (iii) from the incurrence or issuance by Valvoline or any of its subsidiaries of any indebtedness that is not permitted under the Amended and Restated Credit Agreement or of any refinancing debt, in each case, subject to the reinvestment rights and other terms and conditions set forth in the Amended and Restated Credit Agreement. The Term Loan Facility will amortize at a rate of 0% per annum in the first year after the funding on Effective Date, 5% per annum in the second year after the funding on the Effective Date (payable in equal quarterly installments), and 10% per annum in each of the third, fourth and fifth years after the funding on the Effective Date (payable in equal quarterly installments), with the outstanding balance of the Term Loan Facility to be paid on the final maturity date. The final maturity date of the Valvoline Credit Facilities is the date that is the fifth anniversary after the Effective Date.

The Amended and Restated Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, restricted payments, asset sales, mergers, affiliate transactions and other customary limitations, as well as financial covenants (including maintenance of a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio) and other customary limitations. The Amended and Restated Credit Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, invalidity of loan documentation, impairment of the collateral and change of control.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Valvoline’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.
(Registrant)

Date: April 17, 2019	By:	/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer